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                                                                    EXHIBIT 99.5

                            STOCKHOLDERS' AGREEMENT

                       TRANSCOASTAL MARINE SERVICES, INC.


         This Agreement is dated effective November 29, 1997 is made among
(1) TransCoastal Marine Services, Inc. (the "Parent"); (2) the undersigned officers, directors and other insiders of the Parent (the "Parent Insiders"); and (3) Louis Woodson, Georgia Woodson, Linda Woodson, Cheryl Woodson, and Paula Woodson (the "Woodson Stockholders"). This Agreement is made with reference to the following facts and objectives:

                                    RECITALS

         A. Parent has agreed to acquire Woodson Construction Company, Inc., Laine Construction Company, Inc., Kori Corporation and EnviroSystems, Inc.( the "Woodson Companies") pursuant to four separate agreements dated August 28, 1997 (the "Acquisition Agreements"), pursuant to which the Woodson Stockholders, each of whom is a shareholder of one or more of the Woodson Companies, will receive (among other things) shares of the Common Stock, $.001 par value, of Parent ("Common Stock").

         B. Section 4.2(o) of each of the Acquisition Agreements included among the conditions to the Preliminary Closing under the Acquisition Agreements confection of a shareholder agreement among the Parent, the Woodson Stockholders and the Parent Insiders and their affiliates.

         C. Parties to this Agreement have concurred on the terms of this Agreement set forth below and agree that, when duly executed and delivered by or on behalf of all such persons, this Agreement shall satisfy the condition set forth in each such Section 4.2(o).

         The parties accordingly agree as follows:

                                   AGREEMENT

         1.      TAG ALONG RIGHTS.

                 (a) NOTICE OF PROPOSED SALE. If, at any time before the second anniversary of the date of this Agreement, any of the Parent Insiders or their affiliates ("Seller") propose to sell, exchange or otherwise transfer (other than by gratuitous donation) ("transfer") any shares of Common Stock in any transaction or series of transactions which would result in the transfer, taking into account all prior transfers (excluding any shares of Common Stock sold in the public market) of more than a collective aggregate of 75,000 shares of common stock of the Company (subject to adjustment under Section 4), then, at least 30 days before the date of the transfer, the
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Seller must deliver to each Woodson Stockholder the notice of the proposed transaction (a "Sale Notice") specifying (a) the name and the address of the person or persons (the "Acquiring Party") to whom the Seller proposes to transfer shares of stock; (b) the number of shares of stock proposed to be transferred; and (c) the price or amount and other terms and conditions of the proposed transfer (the "Stipulated Terms").

                 (b) RIGHTS OF OTHER PARTIES. Upon receipt of a Sale Notice, each Woodson Stockholder shall have the right, exercisable by written notice (a"Tag Along Notice") delivered to the Seller no later than 10 days before the date of the proposed transfer, as indicated in the Sale Notice, to require that the terms of the proposed transfer obligate the Acquiring Party, as a condition to the transfer, to acquire at the time of the consummation of the transfer, on the Stipulated Terms, that number of shares held by the Woodson Stockholder that is equal to the product of (1) the number of shares that the Acquiring Party will accept and (2) a fraction, the numerator of which is the number of shares of Parent held by the Woodson Stockholders and the denominator of which is the total number of shares of stock of the Company owned by the Seller and the Woodson Stockholders who elect to participate in the sale.

                 (c) RIGHTS OF SELLERS. If no Woodson Stockholder delivers a Tag Along Notice with respect to the proposed transfer, the Seller may proceed at any time within 90 days after the date of the Sale Notice to transfer the shares described in the Sale Notice on the Stipulated Terms. If, however, that transfer is not consummated within that time, the Seller may not consummate such a transfer until he has again complied with the terms of
Section 1 with respect to the proposed transfer.

         2. RESTRICTIONS ON STOCK TRANSFER BY PARENT INSIDERS. Until the earlier of the second anniversary of the effective date of this Agreement or the date on which the Woodson Stockholders own in the aggregate fewer than 100,000 shares of stock of the Parent (subject to adjustment under Section 4), no Parent Insider or affiliate of a Parent Insider shall transfer or permit any of the Parent Insider's affiliates to transfer any shares of stock of the Parent except as permitted by Section 3.

         3. PERMITTED TRANSFERS. A Parent Insider or affiliate of a Parent Insider may at any time in any period of six months transfer in one or more transactions not involving a public offering, a number of shares of Common Stock of the Parent not exceeding the lesser of (1) the number of such shares that would then be permitted to transfer under Rule 144(e) under the Securities Act of 1933 to be sold in a period of three months by an affiliate of the Parent selling under Rule 144 and (2) 10 percent of the shares of Common Stock of the Parent then owned beneficially or of record by the transferor. A Parent Insider or affiliate of a Parent Insider may at any time transfer shares of stock of the Parent to or for the benefit of any combination of his or her spouse or children or to an affiliate of the transferring Parent Insider.

         4. ADJUSTMENT IN NUMBER OF SHARES. In case of any merger, consolidation, reorganization, stock split, reverse stock split, dividend in stock or in rights to acquire stock at a price below the then market price for the Common Stock of the Parent, then the specified number of shares set forth in Sections 1(a) and 2 shall be adjusted to take into account such event
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and to reflect the proportionate ownership interest in the Company and its successors following such event.

         5. WAIVER OF THE "LOCK-UP" AGREEMENT. The Parent Insiders will give prompt notice to the Woodson Stockholders of any request made by any of the Parent Insiders or their affiliates for waiver or modification of the "lock-up" agreement between any of the Parent Insiders and the underwriters of Parent's initial public offering.

         6.      MISCELLANEOUS

                 (a) APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                 (b) NOTICES. Unless otherwise expressly provided elsewhere herein, any election, notice or other communication required or permitted to be given shall be deemed to have been given if and when delivered personally (with receipt acknowledged) or when mailed, by first class certified or registered mail return receipt requested, with proper postage prepaid, or when sent by a national commercial courier service (such as Federal Express or United Parcel Service) for next day delivery, to be confirmed in writing by such courier, or when telegraphed or telexed: to the Parent at its registered office, and to a Woodson Stockholder at the address set forth in the Acquisition Agreements (as it may from time to time be changed as therein permitted).

                 (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or otherwise, among them with respect to the matters contained herein and may not be modified or amended except as set forth herein.

                 (d) CAPTIONS, GENDER AND NUMBER. The article and section headings herein are for convenience of references only and in no way define, limit or describe the scope or intent of any provisions of this Agreement or in any way affect any such provisions. Where appropriate as used herein, the masculine gender shall be deemed to include the feminine and the neuter and the singular number shall be deemed to include the plural and the plural number shall be deemed to include the singular, and vice versa.

                 (e) SEPARABILITY. Each provision of this Agreement shall be considered to be separable and, if, for any reason, any such provision or any part thereof is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid, but this Agreement shall be construed and enforced in all respect as if the invalid or unenforceable provision had been omitted.

                 (f)      FURTHER ACTIONS.         Each party hereby agrees
hereafter to execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out or further evidence the intent and purpose of this Agreement and which are not inconsistent with the terms hereof. The Parent Insiders agree to cause their affiliates to comply with all revisions of this Agreement applicable to such affiliates.
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                 (g)      AMENDMENTS.  Except as otherwise expressly provided
herein or as otherwise required by law, this Agreement may be amended or terminated or the provisions hereof waived or suspended upon the approval of the Parent Insiders and the Woodson Shareholders.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                        PARENT:

                                        TransCoastal Marine Services, Inc.


                                        By: /s/ JEAN SAVOY
                                           -----------------------------------


                                        PARENT INSIDERS:


                                        /s/ BILL E. STALLWORTH
                                        --------------------------------------
                                               Bill E. Stallworth

                                        /s/ THAD "BO" SMITH
                                        --------------------------------------
                                               Thad "Bo" Smith

                                        /s/ JOHNNIE W. DOMINGUE
                                        --------------------------------------
                                               Johnnie W. Domingue

                                        /s/ G. DARCY KLUG
                                        --------------------------------------
                                               G. Darcy Klug

                                        /s/ JAMES B. THOMPSON, JR.
                                        --------------------------------------
                                               James B. Thompson, Jr.

                                        /s/ JEAN SAVOY
                                        --------------------------------------
                                               Jean Savoy
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                                        J&D Capital Investments, L.C.


                                        By: /s/ G. DARCY KLUG
                                           -----------------------------------
                                        /s/ LOUIS WOODSON
                                        --------------------------------------
                                        Louis Woodson

                                        /s/ GEORGIA WOODSON
                                        --------------------------------------
                                        Georgia Woodson

                                        /s/ LINDA WOODSON
                                        --------------------------------------
                                        Linda Woodson

                                        /s/ CHERYL WOODSON
                                        --------------------------------------
                                        Cheryl Woodson

                                        /s/ PAULA WOODSON
                                        --------------------------------------
                                        Paula Woodson